     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2009
                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            IVIVI TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


            NEW JERSEY                                         22-2956711
   (State or other jurisdiction                             (I.R.S. employer
of incorporation or organization)                        identification number)


                             135 CHESTNUT RIDGE ROAD
                               MONTVALE, NJ 07645
               (Address of principal executive offices; zip code)


               IVIVI TECHNOLOGIES, INC. 2009 EQUITY INCENTIVE PLAN
                            (Full title of the plan)


                              STEVEN M. GLUCKSTERN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            IVIVI TECHNOLOGIES, INC.
                             135 CHESTNUT RIDGE ROAD
                               MONTVALE, NJ 07645
                                 (201) 476-9600
 (Name, address and telephone number, including area code, of agent for service)


                                   Copies to:
                            STEVEN M. SKOLNICK, ESQ.
                              LOWENSTEIN SANDLER PC
                              65 LIVINGSTON AVENUE
                           ROSELAND, NEW JERSEY 07068
                                 (973) 597-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                       Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check           Smaller reporting company [X]
if a smaller reporting company)


                                             CALCULATION OF REGISTRATION FEE

========================== ======================== ==================== ======================== =====================
                                                         Proposed               Proposed
   Title of Securities          Amount to be         Maximum Offering       Maximum Aggregate          Amount of
    to be Registered             Registered           Price per Share        Offering Price         Registration Fee
-------------------------- ------------------------ -------------------- ------------------------ ---------------------
common stock, no par value  3,750,000 shares (1)(2)       $0.28 (3)           $1,050,000 (3)               $59
========================== ======================== ==================== ======================== =====================

(1) This registration statement is being filed with the Securities and Exchange Commission to register 3,750,000 shares of common stock, no par value per share, of the registrant ("Common Stock"), which may be issued with respect to awards, including stock options, stock appreciation rights, stock awards and restricted stock units, which may be granted under the Ivivi Technologies, Inc. 2009 Equity Incentive Plan (the "Plan").

 (2) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of additional shares as may be offered and issued under the Plan to prevent dilution resulting from any equity restructuring or change in capitalization of the registrant, including, but not limited to, spin offs, stock dividends, large non-recurring dividends, rights offering, stock splits or similar transactions.

(3) Estimated, in accordance with Rule 457(c) and Rule 457(h)(1) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices for a share of Common Stock on the NASDAQ Capital Market on March 27, 2009, which is within five days prior to the date of this registration statement.

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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required to be contained in the Section 10(a) prospectus is omitted from this registration statement and will be provided to participants in the Ivivi Technologies, Inc. 2009 Equity Incentive Plan pursuant to Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate" into this registration statement information we file with other documents. This means that we may disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this registration statement, and information we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this registration statement, and all future documents filed with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until we terminate the offering of these shares:

         (i) our Annual Report on Form 10-KSB for the year ended March 31, 2008;

         (ii) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008;

         (iii) our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008;

         (iv) our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008;

         (v) our Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 30, 2008 (excluding any information deemed furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K), August 14, 2008 (excluding any information deemed furnished pursuant to Item
2.02 or Item 7.01 of any such Current Report on Form 8-K), October 1, 2008, October 16, 2008, December 16, 2008, December 23, 2008, December 29, 2008,
January 2, 2009, February 27, 2009 (excluding any information deemed furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K) and March 2, 2009; and

         (vi) the description of our common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and declared effective by the Securities and Exchange Commission on October 18, 2006 (File No. 001-33088) and any and all amendments and reports filed for the purpose of updating such description.

         All documents subsequently filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act (the "NJBCA") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a director, officer, trustee, employee or agent of another related corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceedings, had no reasonable cause to believe that such conduct was unlawful.

         Subsection (3) of Section 3-5 of the NJBCA empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Subsection (4) of Section 3-5 of the NJBCA provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith; Subsection
(8) of Section 3-5 of the NJBCA provides that indemnification provided for by
Section 3-5 shall not be deemed exclusive of any rights to which the indemnified party may be entitled; and Subsection (9) of Section 3-5 of the NJBCA empowers a corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or expenses incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities and expenses under Section 3-5.

         Our restated certificate of incorporation provides that every person who is or was a director or officer of our corporation shall be indemnified and defended by us to the fullest extent allowed by law, including the indemnification permitted by Section 14A:3-5(8) of the NJBCA, against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or officer or of serving or having served in any capacity with any other enterprise at our request, whether or not that person is a director or officer or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred. During the pendency of any such proceeding, we shall, to the fullest extent permitted by law, promptly advance expenses that are incurred, from time to time, by a director or officer in connection with the proceeding, subject to the receipt by us of an undertaking as required by law. Notwithstanding anything herein contained to the contrary, any payments or advances under this indemnification provision are subject to and conditioned upon our compliance with any applicable laws, and regulatory regulations promulgated thereunder, with respect to such payments or advances.

         Our restated certificate of incorporation further provides that a director or officer of our corporation shall not be personally liable to the us or our shareholders for damages for the breach of any duty owed to us or our shareholders except to the extent that an exemption from personal liability is not permitted by the NJBCA. Further, no amendment to or repeal of such provision of our restated certificate of incorporation and no amendment, repeal or termination of effectiveness of any law permitting the exemption from liability provided for therein shall apply to or have any effect on the liability or alleged liability of any director or officer for or with respect to any acts or omissions of that director or officer occurring prior to the amendment, repeal or termination of effectiveness.

         In addition, we have entered into an indemnification agreement with each of our officers and directors which provides indemnification in certain situations, subject to our having taken certain actions and the executive having met certain specified standards of conduct.

         We also maintain, at our expense, policies of insurance which insure our directors and officers, subject to exclusions and deductions as are usual in these kinds of policies against specified liabilities which may be incurred in those capacities.

         See also the undertakings set forth in response to Item 9 herein.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits accompanying this registration statement are listed on the accompanying exhibit index.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes to:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                           (ii) Reflect in the prospectus any facts or events after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; PROVIDED, FURTHER, HOWEVER, that paragraphs (a)(1)(i), (a)(1)(ii) and
(a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is deemed part of the registration statement.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered therein, and the offering of such securities at that time to be the initial BONA FIDE offering thereof.

                  (3) File a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Montvale, State of New Jersey, on the 31st day of March, 2009.

                                       IVIVI TECHNOLOGIES, INC.

                                       /s/ Steven M. Gluckstern
                                       ------------------------
                                       By: Steven M. Gluckstern
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Name" constitutes and appoints Steven M. Gluckstern and Andre' A. DiMino or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed under Rule 462(b), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Name                       Title                                  Date
----                       -----                                  ----

/s/ Steven M. Gluckstern   Chairman of the Board, President       March 31, 2009
------------------------   and Chief Executive Officer
Steven M. Gluckstern       (Principal Executive Officer)



/s/ Alan V. Gallantar      Chief Financial Officer                March 31, 2009
------------------------   (Principal Financial Officer
Alan V. Gallantar          and Principal Accounting Officer)



/s/ Andre' A. DiMino       Vice Chairman of the Board             March 31, 2009
------------------------   and Executive Vice President,
Andre' A. DiMino           Manufacturing and Technology

Name                          Title                               Date
----                          -----                               ----

                              Executive Vice President,           March 31, 2009
---------------------------   Sales and Marketing
David Saloff                  and Director


                              Director                            March 31, 2009
---------------------------
Kenneth S. Abramowitz


/s/ Pamela J. Newman, Ph.D.   Director                            March 31, 2009
---------------------------
Pamela J. Newman, Ph.D.


/s/ Jeffrey A. Tischler       Director                            March 31, 2009
---------------------------
Jeffrey A. Tischler


____________________          Director                            March 31, 2009
Anita Howe Waxman

                                  EXHIBIT INDEX


     EXHIBIT
     NUMBER        DESCRIPTION

         4.1       Restated Certificate of Incorporation of Ivivi Technologies,
                   Inc.(1)

         4.2       Amended and Restated By-Laws of Ivivi Technologies, Inc.(2)

         4.3       Ivivi Technologies, Inc. 2009 Equity Incentive Plan.

         5.1       Opinion of Lowenstein Sandler PC.

        23.1       Consent of Independent Public Accountants.

        23.2       Consent of Lowenstein Sandler PC (contained in Exhibit 5.1).

        24.1 Power of Attorney (included on the signature page of this registration statement).

____________________
(1) Incorporated by reference to Ivivi Technologies, Inc.'s Registration Statement on Form S-8, filed with the Securities and Exchange Commission on February 13, 2007.

(2) Incorporated by reference to Ivivi Technologies, Inc.'s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 24, 2007.